UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2019

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

One Liberty Plaza, 7th Floor
New York, New York	10006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 297-0200

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ABM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2019, the Board of Directors (the “Board”) of ABM Industries Incorporated (the “Company” or “ABM”), acting upon the recommendation of its Governance Committee, increased the number of directors on the Board from nine to ten and elected Jill M. Golder as a member of the Board effective immediately to fill the vacancy created thereby. Ms. Golder has been named to the class of directors that has its term expiring at the 2021 Annual Meeting of Stockholders. Additionally, Ms. Golder has been appointed to the Audit Committee of the Board.

As a non-employee director, Ms. Golder will participate in the standard non-employee director compensation arrangements described beginning on page 13 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 13, 2019. In addition, the Company intends to enter into its standard form of indemnification agreement with Ms. Golder.

A copy of the press release announcing the election of Ms. Golder as a director is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

99.1	Press Release issued by ABM Industries Incorporated, dated September 9, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

Dated:	September 9, 2019	By:	/s/ Andrea R. Newborn
Andrea R. Newborn
Executive Vice President, General Counsel and Secretary